Exhibit (c)(13)

Exhibit (c)(13)

Goldman Sachs

Presentation to J.Crew

Goldman, Sachs & Co.

03-Jun-2010

Goldman Sachs

Table of Contents

I. Market Perspectives on J.Crew

II. Valuation Perspective

III. Perspective on Potential Buyers

IV. Process Considerations

Appendix A: Supplemental Materials

Goldman Sachs

I. Market Perspectives on J.Crew

Market Perspectives on J.Crew 1

Goldman Sachs

J.Crew Stock Price Performance

Since IPO

Current Share Price ($)

$70.00 $60.00 $50.00 $40.00 $30.00 $20.00 $10.00 $0.00

22-Nov-2006

Announced Q3 2006 EPS of $0.27 vs. consensus estimate of $0.20

01-Jun-2007

Announced Q1 2007 EPS of $0.22 per share. Revenues increased by 24%. Stock price rose by 12%

29-Nov-2007

Announced Q3 2007 EPS of $0.40 per share. Comp Store sales increased by 5%

28-May-2009

Reported Q12009 EPS of $0.34 vs. consensus estimate fo $0.10

09-Mar-2010

Provided EPS guidance of $2.20 to $2.30 for FY 2010 vs. actual EPS of $1.91 for FY2009

52-Week High $50.00

52-Week Low 20.46

52-Week Avg. 38.40 All-Time High 56.63 All-Time Low 8.77 All-Time Avg. 34.54

30-May-2008

Announced Q1 2008 results.

Comps increased by 8%. Reported EPS of $0.48

27-Feb-2009

Reduced workforce by approximately 95 positions

25,000

20,000

$45.64

15,000 10,000 5,000 0

Volume (‘000s)

Jun-2006 Apr-2007 Jan-2008 Nov-2008 Aug-2009 May-2010

Daily from 28-Jun-2006 to 28-May-2010

Volume Price

Source:

Market Perspectives on J.Crew 2

Goldman Sachs

J.Crew Stock Has Been Pressured Post Strong Q4

Since IPO (28-Jun-2006)

Indexed Price

250% 220% 190% 160% 130% 100% 70% 40% 10%

3-Year 1-Year 6-Month

J.Crew 9.7% 123.1% 5.8%

Specialty Softlines (9.1)% 36.0% 13.8%

S&P 500 (28.2)% 20.1% (0.2)%

78.6%

18.8% (12.6)%

Jun-2006 Jun-2007 Jun-2008 May-2009 May-2010

Daily from 28-Jun-2006 to 28-May-2010

JCrew

Specialty Softlines Index

YTD

Indexed Price

150% 140% 130% 120% 110% 100% 90% 80%

Since Q4 Ann. Since Q1 Ann.

J.Crew (2.0)% 4.1%

Specialty Softlines (8.4)% (1.0)%

S&P 500 (7.1)% (1.2)%

11.0%

2.0%

(2.3)%

01-Jan-10 06-Feb-10 14-Mar-10 19-Apr-10 25-May-10

Daily from 01-Jan-2010 to 28-May-2010

S&P 500

Source: Bloomberg

Note: Specialty Softlines Index includes Abercrombie, Aeropostale, American Eagle, Ann Taylor, Buckle, Chico’s, Coach, Coldwater Creek, Gap, Guess?, Gymboree, Hot Topic, Limited Brands, and Urban Outfitters

Market Perspectives on J.Crew 3

Goldman Sachs

J.Crew Has Historically Traded Above Peers

Since IPO (28-Jun-2006)

1-Year Forward P/E

FY1 P/E Multiple

80x 64x 48x 32x 16x 0x

Average

Since

28-Jun-06 3-Year 1-Year 6-Month

J.Crew 27.9 x 25.6 x 28.4 x 23.0 x

Specialty Softlines 16.1 14.9 16.7 17.0

S&P 500 15.3 15.1 16.7 16.3

18.6x 13.9x 13.4x

Jun-2006 Jun-2007 Jun-2008 May-2009 May-2010

Daily from 28-Jun-2006 to 28-May-2010

JCrew

Specialty Softlines Index

1-Year Forward EBITDA

24x 18x 12x 6x 0x

FY1 EBITDA Multiple

Average

Since

28-Jun-06 3-Year 1-Year 6-Month

J.Crew 11.1 x 10.3 x 11.0 x 9.7 x

Specialty Softlines 6.9 6.5 6.9 6.8

8.7x

5.6x

Jun-2006 Jun-2007 Jun-2008 May-2009 May-2010

Daily from 28-Jun-2006 to 28-May-2010

S&P 500

Source: Bloomberg

Note: Specialty Softlines Index includes Abercrombie, Aeropostale, American Eagle, Ann Taylor, Buckle, Chico’s, Coach, Coldwater Creek, Gap, Guess?, Gymboree, Hot Topic, Limited Brands, and Urban Outfitters

Market Perspectives on J.Crew 4

Goldman Sachs

J.Crew Financial Summary

Management Plan

($ in millions, except per share data)

IBES Estimates	FY2010	FY2011
Revenue	$ 1,755	$ 1,929
% Growth	*11.2 %*	*10.0 %*
EBITDA	$ 334	$ 378
% Margin	*19.0 %*	*19.6 %*
EPS	$ 2.45	$ 2.75
% Growth	*27.7 %*	*12.2 %*

	FY 2007 A	FY 2008 A	FY 2009 A	FY 2010 E	FY 2011 E	FY 2012 E	FY 2013 E	FY 2014 E	CAGR '07A- '09E	CAGR '09E- '14E
Total Revenue	**$ 1,335**	**$ 1,428**	**$ 1,578**	**$ 1,818**	**$ 2,055**	**$ 2,361**	**$ 2,705**	**$ 3,081**	***8.7 %***	***14.3 %***
% Growth	*15.9 %*	*7.0 %*	*10.5 %*	*15.2 %*	*13.0 %*	*14.9 %*	*14.6 %*	*13.9 %*		
EBITDA	**$ 210**	**$ 141**	**$ 264**	**$ 341**	**$ 407**	**$ 498**	**$ 608**	**$ 738**	***11.9 %***	***22.9 %***
% Growth	*32.2 %*	*(33.2)%*	*87.4 %*	*29.4 %*	*19.4 %*	*22.2 %*	*22.2 %*	*21.3 %*		
% Margin	*15.8 %*	*9.8 %*	*16.7 %*	*18.8 %*	*19.8 %*	*21.1 %*	*22.5 %*	*24.0 %*		
Net Income	**$ 100**	**$ 54**	**$ 124**	**$ 173**	**$ 210**	**$ 263**	**$ 328**	**$ 403**	***11.6 %***	***26.6 %***
Diluted Shares Outstanding	64	64	65	66	67	67	67	68		
EPS	**$ 1.56**	**$ 0.85**	**$ 1.92**	**$ 2.60**	**$ 3.15**	**$ 3.92**	**$ 4.86**	**$ 5.96**	***10.9 %***	***25.4 %***
% Growth	*49.0 %*	*(45.8)%*	*126.9 %*	*35.6 %*	*21.1 %*	*24.4 %*	*24.1 %*	*22.5 %*		
Free Cash Flow	**$ 122**	**$ 40**	**$ 203**	**$ 176**	**$ 200**	**$ 281**	**$ 348**	**$ 430**	***29.2 %***	***16.2 %***
Cash	$ 132	$ 146	$ 298	$ 403	$ 580	$ 824	$ 1,114	$ 1,462		
Total Debt	125	100	49	0	0	0	0	0		
Adj. Debt (1)	626	699	735	791	893	1,027	1,176	1,340		
Pro Forma for Share Repo										
EPS	1.56	0.85	1.92	2.81	3.58	4.70	6.17	8.00		
Cash Balance	132	146	298	150	150	150	150	150		
Growth and Margins										
Number of Stores	260	300	321	336	371	420	467	514		
New Stores Growth (%)	*14.5 %*	*15.4 %*	*7.0 %*	*4.7 %*	*10.4 %*	*13.2 %*	*11.2 %*	*10.1 %*		
Comp Store Sales (%)	*5.6 %*	*(4.0)%*	*4.1 %*	*10.6 %*	*6.1 %*	*5.7 %*	*5.7 %*	*5.9 %*		
Credit Stats										
Debt / EBITDA	0.6 x	0.7 x	0.2 x	0.0 x	0.0 x	0.0 x	0.0 x	0.0 x		
Adj. Debt / EBITDAR	2.3 x	3.2 x	2.1 x	1.8 x	1.7 x	1.6 x	1.6 x	1.5 x		
EBITDAR / Interest + Rent	3.7 x	2.7 x	3.8 x	4.3 x	4.6 x	4.8 x	5.1 x	5.4 x		

Source: Public filings, Management Projections
(1) Rent Expense adjusted based on Moody's methodology.

Market Perspectives on J.Crew 5

Goldman Sachs

II. Valuation Perspective

Valuation Perspective 6

Goldman Sachs

Analysis at Various Prices

($ in millions, except per share data)

Purchase Price Per Share ($) $ 45.64 $ 55.00 $ 65.00 $ 75.00 $ 85.00

Premium to Market Price 0.0% 20.5% 42.4% 64.3% 86.2%

Equity Consideration - Diluted ($) (1) (2) $ 3,144 $ 3,816 $ 4,534 $ 5,252 $ 5,970

Enterprise Value (3) 2,895 3,567 4,285 5,003 5,721

Management Estimates

Enterprise Value / Sales (4)

LTM $1,578 1.8 x 2.3 x 2.7 x 3.2 x 3.6 x

2010E 1,818 1.6 2.0 2.4 2.8 3.1

2011E 2,055 1.4 1.7 2.1 2.4 2.8

Enterprise Value / EBITDA (4)

LTM $263 11.0 x 13.6 x 16.3 x 19.0 x 21.8 x

2010E 341 8.5 10.5 12.6 14.7 16.8

2011E 407 7.1 8.8 10.5 12.3 14.0

Price / Earnings (4)

2010E $2.60 17.6 x 21.2 x 25.0 x 28.8 x 32.7 x

2011E 3.15 14.5 17.5 20.6 23.8 27.0

IBES Estimates

Enterprise Value / EBITDA

2010E $334 8.7 x 10.7 x 12.8 x 15.0 x 17.1 x

2011E 378 7.7 9.4 11.3 13.2 15.1

Price / Earnings

2010E $2.45 18.6 x 22.4 x 26.5 x 30.6 x 34.7 x

2011E 2.75 16.6 20.0 23.6 27.3 30.9

(1) Assumes 63.8 million basic shares outstanding as of 28 May 2010.

(2) Assumes options outstanding are not tax-deductible.

(3) Assumes net debt of ($ 249) million as of 30-Jan-2010 as per publicly available financials.

(4) Estimates as per Management dated 28 May 2010.

Valuation Perspective 7

Goldman Sachs

Present Value of Future Stock Price

With and Without Share Repo ($ in millions, except per share data)

Future Stock Price - Base Case

‘09 - ‘14 CAGR: 25.4%

$ 148.90

$ 121.57

$ 119.12

$ 97.93 $ 97.25

$ 78.74 $ 78.35 $ 104.54

$ 65.01 $ 62.99 $ 85.34

$ 52.01 $ 68.75

$ 45.64 $ 55.27

FY 2010 E FY 2011 E FY 2012 E FY 2013 E FY 2014 E

Present Value of Future Stock Price - Base Case

Future Stock Price - Share Repurchase

‘09 - ‘14 CAGR: 33.1% $ 199.99

$ 154.33 $ 159.99

$ 117.56 $ 123.47

$ 140.40

$ 89.39 $ 94.05

$ 71.51 $ 108.35

$ 70.28 $ 82.53

$ 56.22

$ 49.34 $ 62.75

FY 2010 E FY 2011 E FY 2012 E FY 2013 E FY 2014 E

Present Value of Future Stock Price - Share Repurchase

$ 86.53 $ 94.63

$ 78.07

$ 70.30 $ 75.71

$ 69.22

$ 65.01 $ 62.46

$ 56.24 $ 66.43

$ 52.01 $ 60.75

$ 45.64 $ 49.35 $ 54.81

FY 2010 E FY 2011 E FY 2012 E FY 2013 E FY 2014 E

FCF $ 176 $ 200 $ 281 $ 348 $ 430

Sh. Repo ———— -

Cash $ 424 $ 624 $ 906 $ 1,254 $ 1,683

EPS $ 2.60 $ 3.15 $ 3.92 $ 4.86 $ 5.96

Current P/E: 17.6 x At 20.0x P/E Multiple

$ 127.10

$ 109.85

$ 93.72 $ 101.68

$ 79.81 $ 87.88

$ 74.97 $ 89.23

$ 70.28 $ 63.85 $ 77.12

$ 56.22

$ 49.34 $ 56.03 $ 65.79

FY 2010 E FY 2011 E FY 2012 E FY 2013 E FY 2014 E

FCF $0 $0 $0 $0 $0

Sh. Repo 274 200 281 348 430

Cash 150 150 150 150 150

EPS $ 2.81 $ 3.58 $ 4.70 $ 6.17 $ 8.00

Source: Management Plan

Note: Assumes interest income lost on cash of 1.0%. Assumes cost of Equity to be 12.0%

At 25.0x P/E Multiple

Valuation Perspective 8

Goldman Sachs

Illustrative Discounted Cash Flow Analysis

($ in millions, except per share data)

Financial Sensitivity

Equity Value Per Share

Terminal EBITDA Multiple

Discount Rate 8.00 x 9.00 x 10.00 x 11.00 x 12.00 x

12.0% $ 69.15 $ 75.27 $ 81.38 $ 87.49 $ 93.61

12.5% 68.00 73.99 79.98 85.97 91.96

13.0% 66.87 72.74 78.61 84.48 90.35

13.5% 65.77 71.52 77.27 83.03 88.78

14.0% 64.69 70.33 75.97 81.61 87.24

Business Sensitivity @ 10.0x Terminal EBITDA Multiple and 12.0% Discount Rate

Equity Value Per Share

FY2009 - FY2014 Sales CAGR

10.3% 11.3% 12.3% 13.3% 14.3%

FY’14E EBITDA Per Year Change in Annual Sales Growth vs. Plan

Margin vs. Plan (4.00)% (3.00)% (2.00)% (1.00)% 0.00%

24.0% 0.00% $ 69.65 $ 72.43 $ 75.31 $ 78.29 $ 81.38

23.0% (1.00)% 66.88 69.54 72.30 75.16 78.11

22.0% (2.00)% 64.10 66.65 69.29 72.02 74.85

21.0% (3.00)% 61.33 63.76 66.28 68.89 71.58

20.0% (4.00)% 58.56 60.87 63.27 65.75 68.32

Source: Management projections

Note: Projections discounted to 01-Jul-2010

For business sensitivity capital expenditures and working capital swings are assumed to grow relative to sales.

Valuation Perspective 9

Goldman Sachs

III. Perspective on Potential Buyers

Perspective on Potential Buyers 10

Goldman Sachs

Selected Potential Strategic Buyers

($ in billions)

Potential Buyer	Market Cap	Debt	Cash	EV	Cur. Credit Rating	Current Lev.	Current Adj. Lev.	Pro Forma Lev.	Pro Forma Adj. Lev.	Strategic Fit	Finance-biality	Comments
COACH	$12.8	$0.0	0.9	12.0	NR	0.0x	0.9x	2.9x	3.6x	◑	◕	■ Historically not acquisitive although may consider acquisitions going forward given slowdown in domestic organic growth ■ Acquisition of an apparel player could be complementary to existing accessory / handbag core competency ■ Similar price points / "accessible luxury" positioning to J.Crew
FAST RETAILING	14.2[2]	0.3	3.0	11.7	A	0.2x	2.2x	2.2x	3.7x	◕	◕	■ Expanding outside of Japan and looking to enter the US market ■ Has looked both at luxury and mass concepts in the US; primary focus on teen retailers with established retail platform
LVMH MOËT HENNESSY • LOUIS VUITTON	50.7[2]	7.1	3.3	55.3	A-	1.4x	2.8x	2.2x	3.4x	◔	●	■ Very acquisitive ■ US remains a key geographies for growth ■ Primarily interested in global luxury brands with a mix of wholesale / retail
PPR	15.1[2]	6.9	1.2	22.2	BBB-	3.1x	4.6x	4.5x	5.6x	◕	◑	■ Very acquisitive and focused on increasing presence in the US ■ Still significantly levered from Puma acquisition ■ Stated that plans to sell some of the heritage businesses (Conformala, Recats, and FNAC) and use proceeds to acquire fashion brands ■ Rumored to be focusing on mid-market brands to complement its brand portfolio
URBAN OUTFITTERS	6.3	0.0	0.5	5.8	NR	0.0x	1.9x	6.1x	6.6x	◔	◔	■ Unlikely to do an acquisition of J.Crew's size; focused on small, tuck in deals
vf	8.6	1.2	0.7	9.1	A-	1.1x	2.1x	4.0x	4.6x	◑	◔	■ Very acquisitive ■ Primary focus remains on outdoor segment (secondary focus on lifestyle brands) ■ Prefers small, tuck-in acquisitions

Source: CapIQ and public filings
Note: Assumes Moody's 8x rent methodology for adjusted leverage calculations
[1] Purchase price reflects 40% premium to current share price (EV of $4.2bn) in all cash transaction.
[2] Reflects exchange rate of 90.74JPY/USD and 0.81EUR/USD as of May, 28 2010.

Perspective on Potential Buyers 11

Goldman Sachs

Ability to Pay

($ in millions, except per share data)

Purchase Price Per Share $45.64 $55.00 $65.00 $75.00 $85.00

Premium to:

Current Price (28-May-2010) $45.64 0.0% 20.5% 42.4% 64.3% 86.2%

52-week High 50.00 (8.7%) 10.0% 30.0% 50.0% 70.0%

Diluted Shares Outstanding 68.9 69.4 69.8 70.0 70.2

Equity Value $3,144 $3,816 $4,534 $5,252 $5,970

Net Cash (249) (249) (249) (249) (249)

Enterprise Value $2,895 $3,567 $4,285 $5,003 $5,721

(+) Fees and Expenses (1) 58 71 86 100 114

Total Transaction Value $2,953 $3,638 $4,371 $5,103 $5,836

FY2011E Net Income Impact to Acquiror (Based on Management Projections)

FY2011E Net Income $ 210 $ 210 $ 210 $ 210 $ 210

(-) Cost of New Debt (after tax) (2) (106) (131) (157) (183) (209)

(-) Transaction D&A (3) (25) (31) (37) (44) (50)

Pro Forma Net Income Accretion $79 $49 $16 ($17) ($49)

Cost of Debt Pro Forma Net Income Accretion / (Dilution)

5.5% $88 $60 $29 ($1) ($32)

6.0% 79 49 16 (17) (49)

6.5% 71 38 3 (32) (67)

7.0% 62 27 (10) (47) (84)

7.5% 53 16 (23) (62) (102)

Source: Management Projections Note: Does not include synergies

(1) Assumes transaction costs to be 2.0%

(2) Assumes cost of debt to be 6.0%. Assumes tax rate to be 40.2%.

(3) Assumes 15.0% of the excess purchase price is allocated to tangible and intangible assets and amortized over 10 years.

Perspective on Potential Buyers 12

Goldman Sachs

IV. Process Considerations

Process Considerations 13

Goldman Sachs

Process Considerations

Public vs. Private

Number of parties to contact

Strategic vs. Financial

Key Steps

Initial Discussion

High Level Presentation

Initial Proposals

Detailed Due Diligence

Go Shop vs. No Shop

Process Considerations 14

Goldman Sachs

Selected Transactions with Go-Shop Provisions

Date Announced	Target Name	Acquiror Name	Enterprise Value ($mm)	Break-Up Fee ($mm)	Reverse Break-Up Fee ($mm)	Break-Up Fee as % of Mkt Cap	Reverse Break-Up Fee as % of Mkt Cap	Go Shop	Go Shop Termination Fee ($mm)	Go Shop Termination Fee as % of Mkt. Cap	Go Shop Window (Days)	Matching Offer Period (Days)
12-Apr-2010	DynCorp International Inc.	Cerberus Capital Mgmt	$ 1,473	$ 30	$ 100	3.0%	10.1%	Yes	$ 30	3.0%	28	4
29-Mar-2010	BWAY Holding Company	Madison Dearborn Partners L	829	13	28	2.8%	6.1%	Yes	5	1.1%	30	3
08-Mar-2010	Infogroup Inc.	CCMP Capital Advisors, LLC	639	16	25	3.4%	5.5%	Yes	16	3.4%	21	5
05-Mar-2010	RCN Corporation	ABRY Partners LLC	1,235	18	30	3.3%	5.6%	Yes	10	1.9%	40	5
26-Feb-2010	CKE Restaurants, Inc.	Thomas H. Lee Partners L.P.	928	15	31	2.5%	5.0%	Yes	9	1.5%	40	4
16-Dec-2009	Cedar Fair, L.P.	Apollo Management, L.P.	2,179	20	50	3.1%	7.9%	Yes	11	1.8%	40	4
13-Nov-2009	Silicon Storage Technology, I	Prophet Equity LP	126	7	7	3.5%	3.5%	Yes	4	2.0%	45	3
05-Nov-2009	IMS Health Incorporated	Investment Group	5,057	115	275	2.9%	6.9%	Yes	80	2.0%	46	3
28-Sep-2009	GenTek Inc.	American Securities Capital P	539	10	12	2.6%	3.1%	Yes	10	2.6%	45	2
21-Jul-2008	Foundry Networks, Inc.	Brocade Communications Sys	2,133	85	125	3.6%	5.2%	Yes	85	3.6%	5	5
19-Jun-2008	Apria Healthcare Group Inc.	The Blackstone Group	1,571	28	38	3.1%	4.1%	Yes	19	2.1%	35	4
16-Jun-2008	Greenfield Online, Inc.	Quadrangle Group LLC	377	10	13	2.5%	3.1%	Yes	5	1.2%	50	3
25-Feb-2008	Getty Images, Inc.	Hellman & Friedman LLC	2,067	52	78	2.6%	3.9%	Yes	31	1.5%	40	3
30-Jan-2008	NuCo2 Inc.	Aurora Capital Group	476	20	15	4.5%	3.4%	Yes	15	3.4%	45	N/A
18-Jan-2008	Performance Food Group Cor	Investment Group	1,136	40	40	3.3%	3.3%	Yes	20	1.6%	50	2
15-Jan-2008	Lifecore Biomedical, Inc.	Warburg Pincus Partners LLC	191	3	9	1.3%	3.9%	Yes	2	0.7%	30	3
14-Jan-2008	Bright Horizons Family Solutic	Bain Capital	1,275	39	39	3.1%	3.1%	Yes	20	1.5%	60	N/A
26-Oct-2007	Puget Energy, Inc.	Investment Group	3,964	40	130	1.1%	3.7%	Yes	30	0.9%	45	5
05-Sep-2007	MarkWest Hydrocarbon, Inc.	MarkWest Energy Partners, L	1,223	15	15	2.0%	2.0%	Yes	8	1.0%	30	N/A
25-Jul-2007	PRA International	Genstar Capital, LLC	703	24	24	3.7%	3.7%	Yes	8	1.2%	50	N/A
24-Jul-2007	Ryerson Inc.	Platinum Equity LLC	1,888	25	25	2.7%	2.7%	Yes	15	1.6%	25	3
23-Jul-2007	Neoware, Inc.	Hewlett-Packard Company	252	10	N/A	3.0%	N/A	Yes	10	3.0%	26	5
23-Jul-2007	Cumulus Media Inc.	Management Led Buyout	1,248	15	15	3.2%	3.2%	Yes	8	1.6%	45	3
23-Jul-2007	United Rentals, Inc.	Cerberus Capital Managemer	5,429	100	100	3.5%	3.5%	Yes	40	1.4%	40	3
19-Jul-2007	Williams Scotsman Internatioi	TDR Capital LLP	2,159	40	N/A	3.3%	N/A	Yes	25	2.0%	30	3
16-Jul-2007	DJO Incorporated	The Blackstone Group	1,503	37	37	3.2%	3.2%	Yes	19	1.6%	50	5
09-Jul-2007	Sequa Corporation	The Carlyle Group LLC	2,648	61	61	3.0%	3.0%	Yes	30	1.5%	45	N/A
02-Jul-2007	Reddy Ice Holdings, Inc.	GSO Capital Partners LP	678	21	21	3.1%	3.1%	Yes	7	1.0%	45	5
20-Jun-2007	Nuveen Investments, Inc.	Investment Group	5,652	200	200	3.9%	3.9%	Yes	100	1.9%	30	3
15-Jun-2007	Penn National Gaming, Inc.	Investment Group	8,355	200	200	3.5%	3.5%	Yes	100	1.7%	45	N/A
11-Jun-2007	James River Group, Inc.	The D. E. Shaw Group	547	11	11	2.2%	2.2%	Yes	7	1.4%	55	3
11-Jun-2007	Horizon Offshore, Inc.	Cal Dive International, Inc.	665	19	N/A	3.0%	N/A	Yes	9	1.5%	45	N/A
Median				$ 22	$ 31	3.1%	3.5%		$ 15	1.6%	43	3
Mean				42	60	3.0%	4.2%		25	1.8%	39	4

Source: Reflects U.S.-based transactions over $200mm of enterprise value

Process Considerations 15

Goldman Sachs

Appendix A: Supplemental Materials

Supplemental Materials 16

Goldman Sachs

Comparison of Selected Competitors

($ in millions, except per share data)

Company	Closing Price 28-May-2010	% of 52 Week High	Equity Market Cap (1)	Enterprise Value (1)	Enterprise Value Multiples (2) Sales LTM	EBITDA LTM	EBITDA 2010	EBITDA 2011	EBIT LTM	Calendarized P/E Multiples (2) 2010	2011	5-Year EPS CAGR (2)	2011 PE/5-Year EPS CAGR	LTM Margins (1) EBITDA	EBIT	Dividend Yield
J. Crew (IBES)	$ 45.64	91 %	$ 3,144	$ 2,895	1.8 x	11.0 x	8.7 x	7.7 x	13.7 x	18.6 x	16.6 x	19.5 %	0.9 x	16.7 %	13.4 %	0.0 %
J. Crew (Management)	45.64	91 %	$ 3,144	$ 2,895	1.8 x	11.0 x	8.5 x	7.1 x	13.7 x	17.6 x	14.5 x	19.5 %	0.7 x	16.7 %	13.4 %	0.0 %
U.S. Specialty Retailer																
Abercrombie & Fitch	$ 35.83	72 %	$ 3,160	$ 2,559	0.9 x	6.4 x	5.3 x	4.3 x	16.1 x	20.1 x	13.9 x	16.0 %	0.9 x	13.6 %	5.4 %	2.0 %
Aeropostale	27.71	86	2,607	2,260	1.0	5.2	4.5	4.3	5.8	9.9	9.1	13.5	0.7	19.7	17.4	0.0
American Apparel (3)	1.58	38	113	187	0.3	3.3	6.1	3.6	6.7	NM	7.7	25.0	0.3	10.0	5.0	0.0
American Eagle	13.10	67	2,742	2,074	0.7	5.1	4.2	3.8	8.0	12.5	10.6	12.0	0.9	13.6	8.7	3.1
AnnTaylor	21.65	87	1,292	1,081	0.6	6.3	5.0	4.9	NM	19.3	15.1	15.0	1.0	9.1	3.7	0.0
Buckle	35.55	89	1,702	1,544	1.7	6.9	6.3	5.8	7.7	12.1	11.2	11.0	1.0	25.0	22.2	2.3
Chico's	12.23	74	2,186	1,762	1.0	8.0	5.9	4.7	14.3	16.6	12.5	15.0	0.8	12.8	7.2	0.3
Coach	41.11	94	12,840	11,957	3.5	10.1	9.1	8.5	11.3	17.3	15.5	14.5	1.1	34.4	30.8	0.7
Coldwater Creek	6.24	72	575	502	0.5	NM	6.3	5.1	NM	NM	32.0	15.0	2.1	1.8	(3.7)	0.0
Gap	21.80	83	14,611	12,038	0.8	4.8	4.7	4.5	6.6	11.8	10.9	10.5	1.0	17.5	12.9	1.6
Gymboree	44.58	81	1,331	1,073	1.1	5.3	4.7	4.2	6.5	11.6	10.4	12.0	0.9	19.9	16.2	0.0
Guess?	37.99	76	3,591	3,125	1.5	7.3	6.7	5.8	8.6	12.7	11.0	15.0	0.7	20.1	17.1	1.3
Hot Topic	5.56	65	247	179	0.2	3.4	3.4	3.1	11.7	27.8	17.9	15.0	1.2	7.3	2.1	1.3
Limited Brands	24.86	87	8,154	9,125	1.1	7.3	6.2	5.7	10.6	13.9	12.4	13.0	1.0	14.5	10.0	2.4
Urban Outfitters	$ 36.30	89	6,311	5,810	3.0	13.7	10.6	8.9	17.1	21.9	18.2	20.0	0.9	21.9	17.5	0.0
High		94 %	$ 14,611	$ 12,038	3.5 x	13.7 x	10.6 x	8.9 x	17.1 x	27.8 x	32.0 x	25.0 %	2.1 x	34.4 %	30.8 %	3.1 %
Mean		77	4,098	3,685	1.2	6.7	5.9	5.2	10.1	16.0	13.9	14.8	1.0	16.1	11.5	1.0
Median		81	2,607	2,074	1.0	6.4	5.9	4.7	8.6	13.9	12.4	15.0	0.9	14.5	10.0	0.7
Low		38	113	179	0.2	3.3	3.4	3.1	5.8	9.9	7.7	10.5	0.3	1.8	(3.7)	0.0

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research.
(3) Does not include the 7.7mm (10.8% of outstanding shares) authorized to be granted as part of the Performance Equity Plan, as no shares have currently been granted under this program.

Supplemental Materials 17

Goldman Sachs

Comparison of Selected Companies

Potential Buyers

($ in millions, except per share data)

Company	Closing Price 28-May-2010	% of 52 Week High	Equity Market Cap (1)	Enterprise Value (1)	Enterprise Value Multiples (2) Sales LTM	Enterprise Value Multiples (2) EBITDA LTM	Enterprise Value Multiples (2) EBITDA 2010	Enterprise Value Multiples (2) EBITDA 2011	Enterprise Value Multiples (2) EBIT LTM	Calendarized P/E Multiples (2) 2010	Calendarized P/E Multiples (2) 2011	5-Year EPS CAGR (2)	2011 PE/5-Year EPS CAGR	LTM Margins (1) EBITDA	LTM Margins (1) EBIT	Dividend Yield
J. Crew (IBES)	$ 45.64	91 %	$ 3,144	$ 2,895	1.8 x	11.0 x	8.7 x	7.7 x	13.7 x	18.6 x	16.6 x	19.5 %	0.9 x	16.7 %	13.4 %	0.0 %
J. Crew (Management)	45.64	91 %	$ 3,144	$ 2,895	1.8 x	11.0 x	8.5 x	7.1 x	13.7 x	17.6 x	14.5 x	19.5 %	0.7 x	16.7 %	13.4 %	0.0 %
U.S. Specialty Retailer																
Coach	$ 41.11	94 %	$ 12,840	$ 11,957	3.5 x	10.1 x	9.1 x	8.5 x	11.3 x	17.3 x	15.5 x	14.5 %	1.1 x	34.4 %	30.8 %	0.7 %
Fast Retailing	¥ 12,670.00	70	14,200	11,470	1.3	6.6	6.7	6.1	7.5	17.5	15.6	20.9	0.7	19.8	17.4	2.2
LVMH	€ 85.92	93	50,671	55,739	2.7	11.2	10.1	9.1	13.6	19.1	16.7	9.9	1.7	23.6	19.5	1.9
PPR	96.83	87	15,104	22,174	1.1	10.0	9.3	8.5	13.0	13.9	12.2	6.3	1.9	10.8	8.4	3.4
Urban Outfitters	$ 36.30	89	6,311	5,810	3.0	13.7	10.6	8.9	17.1	21.9	18.2	20.0	0.9	21.9	17.5	0.0
VF Corp	77.35	87	8,642	9,110	1.3	8.3	8.0	7.4	9.9	12.9	11.7	10.0	1.2	15.2	12.7	3.1
High		94 %	$ 50,671	$ 55,739	3.5 x	13.7 x	10.6 x	9.1 x	17.1 x	21.9 x	18.2 x	20.9 %	1.9 x	34.4 %	30.8 %	3.4 %
Mean		87	17,961	19,377	2.1	10.0	9.0	8.1	12.1	17.1	15.0	13.6	1.3	21.0	17.7	1.9
Median		88	13,520	11,714	2.0	10.1	9.2	8.5	12.1	17.4	15.5	12.3	1.1	20.9	17.4	2.0
Low		70	6,311	5,810	1.1	6.6	6.7	6.1	7.5	12.9	11.7	6.3	0.7	10.8	8.4	0.0

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research.

Supplemental Materials 18

Goldman Sachs

Illustrative Cost of Capital at Different Breakpoints

($ in millions)

Weighted Average Cost of Capital

13.50% 13.00% 12.50% 12.00% 11.50%

(8.6)% (0.8)% 4.5% 9.3% 15.7% 21.2%

Current Leverage: 2.11x

Rating: BB+ Leverage: 2.75x

Rating: BB Leverage: 3.25x

Rating: BB- Leverage: 3.75x

Rating: B+ Leverage: 4.50x

Rating: B Leverage: 5.25x

12.47%

12.13%

11.96%

11.84%

11.71%

11.69%

Net Debt / Capitalization

PF Total Debt $ 49 $ 273 $ 447 $ 622 $ 883 $ 1,145

PF Net Debt $(249) $(25) $ 149 $ 324 $ 585 $ 847

Inc. Debt $ 0 $ 224 $ 398 $ 572 $ 834 $ 1,096

Pre-Tax Cost of Debt 5.0% 6.0% 7.0% 7.5% 8.0% 9.0%

Cost of Equity 11.72% 12.06% 12.33% 12.59% 12.99% 13.39%

WACC 12.47% 12.13% 11.96% 11.84% 11.71% 11.69%

Note: Leverage shown on adjusted basis; cost of capital assumes an Axioma 2-year historical levered beta of 1.20 (Unlevered and re-levered for each case), risk free rate of 4.07% (20-Yr Treasury with a

20-year duration), market premium of 6.67%, and tax rate of 40.2%

Note: Assumes LTM EBITDA of $263mm, rent expense of $85mm capitalized at 8.0x per Moody’s, LTM debt of $49mm and cash of $298mm per FY2009 filing

Supplemental Materials 19

Goldman Sachs

Retail M&A Activity Since 2005

Date	Asset	Buyer	Goldman Sachs' M&A Role	Value (mm)	EV / LTM EBITDA
Transaction involving Strategics					
Apr-2010	Casey's	Couche-Tad	Anti Raid Advisor	1,875	7.0x
Feb-2010	Duane Reade	Walgreens	Exclusive Sellside Advisor	1,075	11.4x
Aug-2009	B&N College Booksellers	Barnes & Noble		$596	–
Oct-2008	GameStop	SFMI Micromania SA		700	–
Aug-2008	Longs Drug Stores	CVS Caremark	Advised Another Buyer	2,900	10.5
May-2008	Carphone Warehouse	Best Buy	Buyside Advisor	4,200	8.1
Apr-2008	FTD Group	United Online	Exclusive Sellside Advisor	715	7.4
Feb-2008	CSK Auto	O'Reilly Automotive		1,002	9.5
Jul-2007	7 for All Mankind	VF Corp.		775	–
Jun-2007	Oakley	Luxottica	Lead Sellside Advisor	2,265	18.3
Jun-2007	Genesco[1]	Finish Line	Lead Sellside Advisor	1,530	9.7
May-2007	Stride Rite	Payless Shoesource	Lead Sellside Advisor	841	11.4
Apr-2007	Genesco	Foot Locker	Anti Raid Advisor	–	–
Feb-2007	Pathmark	The Great A&P Tea Co.		1,279	9.2
Feb-2007	Wild Oats	Whole Foods		691	13.6
Jan-2007	Fila (Sports Brand Int'l)	Fila Korea	Sellside Advisor	–	–
Dec-2006	Logan's Roadhouse	Black Canyon Capital		653	13.7
Nov-2006	La Senza	Limited Brands		654	9.3
Sep-2006	TravelCenters of America	Hopitality Properties Trust		2,560	15.5
Aug-2006	Eckerd (Jean Coutu US)	Rite Aid		3,470	~8.5
Jan-2006	Hughes	Home Depot		3,395	11.8
Jan-2006	Regis	Sally Beauty Co.	Lead Sellside Advisor	2,600	9.6
Oct-2005	NDSG (Saks)	Bon-Ton	Sellside Advisor	1,185	–
Aug-2005	Reebok International	Adidas - Solomon		3,851	11.0
Aug-2005	A&P Canada	Metro Inc	Advised Another Buyer	1,400	–
Apr-2005	Proffitt's/McRae (Saks)	Belk	Sellside Advisor	622	–
Apr-2005	Electronics Boutique	Gamestop		1,512	12.8
Feb-2005	May	Federated	Lead Buyside Advisor	17,052	8.6
Transactions Involving Financial Sponsors					
Apr-2010	CKE Restaurants	Apollo Management	Equity Investments	694	–
Oct-2009	Grocery Outlets	Berkshire Partners	Equity Investments	–	–
Jun-2009	Office Depot	BC Partners	PIPE	350	6.0x
Nov-2008	Whole Foods	Leonard Green	PIPE	425	5.7
Feb-2008	Kellwood	Sun Capital		926	7.6
Jan-2008	Performance Food Group	Blackstone / Vistar	Buyside Advisor	1,156	10.2

Date	Asset	Buyer	Goldman Sachs' M&A Role	Value (mm)	EV / LTM EBITDA
Jan-2008	Bright Horizons	Bain Capital	Lead Sellside Advisor	1,322	13.1
Aug-2007	Barneys (Jones)	Istithmar	Lead Sellside Advisor	$942	–
Aug-2007	Home Depot Supply	Bain, CD&R, Carlyle	Sellside Advisor	8,500	–
Jun-2007	Guitar Center	Bain	Lead Sellside Advisor	2,083	11.5
May-2007	Limited Brands Inc-Expres	Golden Gate Capital	Advised Another Buyer	822	–
Mar-2007	RGIS	Blackstone	Lead Sellside Advisor	–	–
Mar-2007	Claire's Stores	Apollo	Lead Sellside Advisor	2,750	8.5
Mar-2007	Dollar General	KKR	Lead Buyside Advisor	7,324	11.0
Feb-2007	Smart & Final	Apollo	Lead Sellside Advisor	806	9.7
Feb-2007	GNC	Ares, Ontario Teachers	Sellside Advisor	1,563	10.6
Jan-2007	Laureate Education	KKR, Investor Consortium	Lead Sellside Advisor	3,769	17.3
Nov-2006	Caremark	CVS	Advised Another Buyer	24,936	13.1
Nov-2006	Sbarro	MidOcean Partners		628	11.1
Nov-2006	OSI Restaurant Partners	Bain		3,430	10.4
Nov-2006	David's Bridal	Leonard Green	Advised Another Buyer	~750	–
Nov-2006	Eddie Bauer[1]	Sun Capital, Golden Gate	Sellside Advisor	610	9.5
Oct-2006	Yankee Candle	Madison Dearborn		$1,682	9.9x
Aug-2006	Real Mex Restaurants	Sun Capital Partners		646	11.4
Jul-2006	Petco	TPG, Leonard Green, GS PIA	Buyside Advisor	1,795	8.2
Jun-2006	Michaels Stores	Bain/Blackstone	Special Committee	5,605	11.5
Jun-2006	Lord & Taylor	NRDC Equity Partners	Sellside Advisor	1,083	–
Jun-2006	Acosta	AEA Investors	Lead Sellside Advisor	1,500	–
Jun-2006	Sally Beauty Co.	Clayton Dubilier & Rice	Lead Sellside Advisor	3,100	10.7
Mar-2006	Quiznos	JP Morgan Partners	Lead Sellside Advisor	~1,450	~10.3
Jan-2006	Albertson's	Supervalu, CVS, Cerberus	Sellside Advisor	16,037	6.5
Jan-2006	Sports Authority	Leonard Green	Advised Another Buyer	1,396	8.1
Jan-2006	Hudson's Bay	Maple Leaf Investments	Lead Sellside Advisor	1,916	7.7
Jan-2006	Burlington Coat Factory	Bain	Lead Sellside Advisor	1,865	6.8
Dec-2005	Tommy Hilfiger	Apax Partners		1,667	8.3
Dec-2005	Dunkin Brands	Bain, Carlyle, TH Lee	Advised Another Buyer	2,425	12.8
Nov-2005	Linens 'n Things	Apollo	Advised Another Buyer	1,263	8.4
Oct-2005	Shopko	Sun Capital Partners		1,168	6.0
May-2005	Neiman Marcus	TPG, Warburg Pincus	Lead Sellside Advisor	5,008	9.8
Mar-2005	Toys "R" Us	KKR, Bain, Vornado	Advised Another Buyer	6,193	9.4
Feb-2005	Circuit City	Highfields Capital Mangement	Anti Raid Advisor	3,119	–

Note: Consists of U.S. transactions greater than ~$600mm since 2005. Yellow shading indicates Goldman Sachs advised on the transaction or advised another buyer in the transaction, as indicated
[1] *Transaction not consummated.*

Supplemental Materials 20